Exhibit 10.15

INDEMNIFICATION AGREEMENT

BETWEEN

XENON PHARMACEUTICALS INC.

AND

—

MADE AS OF

—, 2014

INDEMNIFICATION AGREEMENT,

THIS AGREEMENT is made as of —, 2014

BETWEEN

[Insert Name of Individual], of the — of — in the — of — (the “Indemnified Party”)

- and -

XENON PHARMACEUTICALS INC., a corporation incorporated under the laws of Canada (the “Corporation”).

WHEREAS the Canada Business Corporations Act (the “Act”) permits the Corporation to indemnify directors or officers of the Corporation and certain other individuals;

AND WHEREAS it is in the best interests of the Corporation to attract and retain competent persons to serve as directors or officers or in similar capacities, and the entering into of an agreement containing indemnification provisions of the kind contained in this Agreement is reasonable and necessary to achieving those goals;

AND WHEREAS the By-Laws of the Corporation contemplate that the Indemnified Party may be so indemnified;

AND WHEREAS the Indemnified Party is willing to act or to continue to act as a director or officer (or both) of the Corporation or is currently or may, in the future, be willing to act or to continue to act, at the request of the Corporation, as a director or officer, or an individual acting in a similar capacity or holding a position equivalent to that of a director or officer, of another entity, if, among other things, the Corporation provides the Indemnified Party with contractual assurance that the protection against personal liability contemplated in this Agreement will be available to the Indemnified Party to the fullest extent permitted by applicable law;

AND WHEREAS the Corporation and the Indemnified Party consider it desirable to enter into this Agreement, and in entering such Agreement, affirm that they intend that all the provisions of this Agreement be given legal effect to the fullest extent permitted by applicable law;

NOW THEREFORE, in consideration of the Indemnified Party agreeing to serve or continue to serve, as set forth above, and having regard to the premises and the covenants and agreements contained herein, the receipt and sufficiency of which are acknowledged by the Corporation, the parties agree as follows:

ARTICLE 1 - INTERPRETATION

1.01	Definitions

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

“Agreement” means this indemnification agreement, including its recitals and schedules, as amended from time to time.

“Board of Directors” means the board of directors of the Corporation.

“Business Day” means a day other than a Saturday, Sunday or statutory holiday in Vancouver, British Columbia.

“Cost Advance” means an advance of moneys to the Indemnified Party of Costs before the final disposition of any Proceeding.

“Costs” means any and all costs, charges and expenses reasonably incurred by the Indemnified Party in respect of any Proceeding (including, without limitation, any and all costs, charges and expenses which the Indemnified Party may reasonably incur, suffer, sustain or be required to pay in connection with investigating, initiating, preparing for, defending, serving as or being a witness, providing evidence in connection with, attending any meeting, discovery, trial or hearing, instructing or receiving advice of the Indemnified Party’s own or other counsel or other professional advisors in relation to, preparing to prosecute, defend or settle, setting, appealing or otherwise participating in or otherwise being involved in (including in each case, on appeal), any Proceeding, whether or not any Proceeding is commenced, including all legal and other professional fees, charges and disbursements and includes all cost, charges and expenses reasonably incurred by the Indemnified Party in connection with the enforcement of the Indemnified Party’s rights under this Agreement).

“Defence Counsel” has the meaning set out in Section 3.01(2).

“Defence Notice” has the meaning set out in Section 3.01(1).

“Eligible Event” means any event or occurrence that takes place either before or after the execution of this Agreement and arising out of or in connection with, or incidental to (i) the fact that the Indemnified Party (A) is or was a director or officer of the Corporation; or (B) is or was serving at the request of the Corporation as a director or officer or in a similar capacity, or holds or held a position equivalent to that of a director or officer, of a Related Entity; or (ii) anything done or not done by the Indemnified Party in any such capacity.

“Final Judgment” means, in respect of any matter, a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) of a court having jurisdiction over such matter.

“Insolvency Situation” has the meaning set out in Section 5.01(9).

“Liabilities” means any and all Costs, charges and expenses of whatever nature or kind (including damages, judgments, awards, fines, penalties and amounts paid in settlement of a Proceeding and reasonable legal or other professional fees and disbursements and all other out-of-pocket expenses) suffered, sustained or incurred by, or imposed upon, the Indemnified Party, or which the Indemnified Party is required to pay, in connection with investigating, initiating, preparing for, defending, serving as or being a witness, providing evidence in connection with, attending any meeting, discovery, trial or hearing, instructing or receiving advice of the Indemnified Party’s own or other counsel or other professional advisors in relation to, preparing to prosecute, defend or settle, setting, appealing or otherwise participating in, or otherwise being involved in (including, in each case, on appeal), any Proceeding, and includes any federal, provincial, municipal or foreign taxes imposed on the Indemnified Party as a result of the actual or deemed receipt of any payments under this Agreement.

“Notice of Proceedings” has the meaning set out in Section 3.01(1).

“Policies” means director and officer policy or policies of insurance, and “Policy” has a corresponding meaning.

“Proceeding” means any current, threatened, pending, commenced, continuing or completed action, suit, proceeding, hearing, inquiry, investigation, arbitration or alternative dispute resolution mechanism or procedure, howsoever arising, whether civil, criminal, administrative, investigative or other, and whether arising in law, equity or under statute, rule, regulation or ordinance of any governmental or administrative body or otherwise, and whether made or commenced by the Corporation or any Related Entity and any appeal or appeals therefrom, in which the Indemnified Party is, has been or may be involved (including, without limitation, as a party, or otherwise) or is or may be liable for or in respect of a judgment, penalty or fine in, or Costs related thereto, by reason of or arising, in whole or in part, out of or in connection with or incidental to an Eligible Event.

“Related Entity” means any entity of which the Indemnified Party acts or acted as a director or officer or in a similar capacity, or holds or held a position equivalent to that of a director or officer, at the request of the Corporation.

“Subsidiary” means, with respect to any person, an entity that is controlled by such person.

“Tax Indemnity Amounts” has the meaning set out in Section 2.09(1).

1.02	Headings

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement. The terms “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections and Schedules are to Articles and Sections of and Schedules to this Agreement.

1.03	Extended Meanings

In this Agreement words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, limited and unlimited liability companies, general and limited partnerships, associations, trusts, unincorporated organizations, joint ventures and governmental authorities. The term “including” means “including without limiting the generality of the foregoing” and the term “third party” means any person other than the Corporation and the Indemnified Party.

1.04	Statutory References

In this Agreement, unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided, a reference to any statute is to that statute as now enacted or as the same may from time to time be amended, re-enacted or replaced and includes any regulations, rules or policies made thereunder.

1.05	Control

(1) For the purposes of this Agreement,

(a)	a person controls a body corporate if securities of the body corporate to which are attached more than 50% of the votes that may be cast to elect directors of the body corporate are beneficially owned by the person and the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the body corporate;

(b)	a person controls an unincorporated entity, other than a limited partnership, if more than 50% of the ownership interests, however designated, into which the entity is divided are beneficially owned by that person and the person is able to direct the business and affairs of such entity; and

(c)	the general partner of a limited partnership controls the limited partnership.

(2) A person who controls an entity is deemed to control any entity that is controlled, or deemed to be controlled, by such entity.

(3) A person is deemed to control, within the meaning of Section 1.05(1)(a) or (1)(b), an entity if the aggregate of:

(a)	any securities of the entity that are beneficially owned by that person, and

(b)	any securities of the entity that are beneficially owned by any entity controlled by that person is such that, if that person and all of the entities referred to in Section 1.05(3)(b) that beneficially own securities of the entity were one person, that person would control the entity.

ARTICLE 2 - RIGHT OF INDEMNITY

2.01	Right of Indemnity

Upon and subject to the terms and conditions hereof, the Corporation will indemnify and save harmless the Indemnified Party and the Indemnified Party’s heirs and personal and other legal representatives from and against all Liabilities, to the fullest extent permitted by applicable law.

2.02	Cost Advances

(1) Upon and subject to the terms and conditions hereof, including Section 2.05, and to the extent permitted by law, if the Board of Directors of the Corporation has determined, in good faith and based on the representations made to the Corporation by the Indemnified Party, that the Indemnified Party is or may to be entitled to indemnity hereunder in respect of any Proceeding, the Corporation will, upon receipt by the Corporation of a written demand by the Indemnified Party, promptly, and in any event, no more than 20 Business Days after receipt by the Corporation of such demand, either make a Cost Advance to the Indemnified Party in the amount specified in such demand or, if the Board of Directors is unwilling to pay that amount or is unable to determine if it is entitled to pay that amount by way of indemnity, make a Cost Advance to the Indemnified Party in an amount sufficient to pay on behalf of or reimburse the Indemnified Party for any Costs incurred or paid by the Indemnified Party in respect to such Proceeding. Each such written demand will include (i) a written affirmation of the Indemnified Party’s good faith belief that the Indemnified Party is entitled to indemnification hereunder, together with particulars of the Costs to be covered by the proposed Cost Advance; and (ii) a written undertaking by the Indemnified Party to repay all Cost Advances if and to the extent that it is determined pursuant to a Final Judgment that the Indemnified Party is not entitled to indemnification hereunder or that the payment of such Costs is prohibited by applicable law. Such written undertaking to repay Cost Advances will be unsecured and no interest will be charged thereon.

(2) The Indemnified Party will repay to the Corporation, upon demand, Cost Advances (i) if and to the extent that it is determined by a Final Judgment that the Indemnified Party is not entitled to indemnification hereunder or that the payment of such Costs is prohibited by applicable law; and (ii) subject to any right of counterclaim or set off in favour of the Indemnified Party.

2.03	Limits of Indemnity

The indemnity provided in Section 2.01 will not apply unless, in connection with the matter which gave rise or will give rise to the Liabilities for which indemnification is sought hereunder, the Indemnified Party:

(a)	acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, the best interests of the Related Entity; and

(b)	in the case of a criminal or administrative Proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

2.04	Exceptions to Indemnity and Cost Advances

Notwithstanding any other provision of this Agreement, the Corporation will not, as applicable, be obligated pursuant to the terms of this Agreement to indemnify, or make Cost Advances to, the Indemnified Party:

(a)	for any amount in respect of which the Indemnified Party may not be relieved of liability under the Act or otherwise at law;

(b)	arising in connection with any Proceeding initiated or commenced by the Indemnified Party against (i) the Corporation or any Related Entity, unless it is brought to establish or enforce any right under this Agreement, or (ii) any other person; unless, in either case, (A) the Corporation or the Related Entity, as applicable, has joined in or consented to the initiation of such Proceeding, or (B) such Proceeding is a counterclaim to any Proceeding in respect of which the Indemnified Party is otherwise entitled to indemnification hereunder;

(c)	to the extent the Indemnified Party is indemnified or reimbursed for Liabilities or Cost Advances, as applicable, and is, in each case, actually paid, other than pursuant to this Agreement or pursuant to a Policy (without any written obligation to reimburse any third party for such Liabilities or Cost Advances), as applicable;

(d)	to the extent that payment is actually made to the Indemnified Party under a valid and enforceable Policy (notwithstanding the foregoing, this subsection cannot be relied upon by the Corporation with respect to denying any subrogation claim commenced against the Corporation by an insurer seeking recovery from the Corporation of any payment paid by such insurer, pursuant to a Policy, to the Indemnified Party);

(e)	for a disgorgement of profits made from the purchase and sale by the Indemnified Party of securities pursuant to Section 155(5) of the Securities Act (British Columbia) or similar provisions of any applicable Canadian provincial law or common law or to the extent that Section 16 of the U.S. Securities Exchange Act of 1934 is applicable to the Corporation, for expenses or the payment of profits arising from the purchase and sale by the Indemnified Party of securities in violation of Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended, or any similar successor statute; or

(f)	arising out of the Indemnified Party’s breach of any employment agreement with the Corporation or any of its Subsidiaries.

2.05	Actions by the Corporation

In respect of a Proceeding by or on behalf of the Corporation or a Related Entity to procure a judgment in its favour to which the Indemnified Party is made a party by reason of being or having been a director or officer of the Corporation or, at the request of the Corporation, a director or officer, or an individual acting in a similar capacity, of a Related Entity, the Corporation will not indemnify the Indemnified Party or make Cost Advances to the Indemnified Party unless court approval to furnish such indemnity is obtained in accordance with the applicable provisions of the Act. Unless (i) the indemnity provided pursuant to this Agreement does not apply as contemplated pursuant to Section 2.03, or (ii) pursuant to Section 2.04, excluding Section 2.04(a), the Corporation is not obligated pursuant to the terms of this Agreement to indemnify for Liabilities in relation to such Proceeding, upon written request by the Indemnified Party, the Corporation will promptly make application for approval of the court having jurisdiction to furnish indemnification and make Cost Advances in connection with such Proceeding.

2.06	No Presumption

Unless a court of competent jurisdiction otherwise has held or decided that the Indemnified Party is not entitled to indemnification under this Agreement, the determination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction does not and will not, of itself, create a presumption either that the Indemnified Party did not satisfy or has not adhered to any particular standard of conduct or have any particular belief or grounds for belief (including that the Indemnified Party did not act honestly and in good faith with a view to the best interests of the Corporation or a Related Entity or did not have reasonable grounds for believing that the Indemnified Party’s conduct was lawful) or that the Indemnified Party is not entitled to indemnification under this Agreement.

2.07	Right to Independent Legal Counsel

If the Indemnified Party is named as a party or a witness to any Proceeding, or the Indemnified Party is questioned or any of his or her actions, omissions or activities are in any way investigated, reviewed or examined in connection with or in anticipation of any actual or potential Proceeding, the Indemnified Party will be entitled to retain independent legal counsel at the Corporation’s expense to act on an Indemnified Party’s behalf to provide an initial assessment to the Indemnified Party of the appropriate course of action for the Indemnified Party. Any continued representation of the Indemnified Party by such legal counsel will be subject to Section 3.01.

2.08	Payment for Expenses of a Witness

Notwithstanding any other provision of this Agreement, to the extent that the Indemnified Party is, by reason of the fact that the Indemnified Party is or was a director or officer of the Corporation or of another entity at the Corporation’s request, a witness other than as a named party in a Proceeding, the Corporation will pay to the Indemnified Party all out-of-pocket Liabilities actually and reasonably incurred by the Indemnified Party or on the Indemnified Party’s behalf in connection therewith. The Indemnified Party will also be compensated by the Corporation at the rate of $1,000.00 per day (or partial day) provided that the Indemnified Party will not be entitled to the per diem if he or she is a full-time employee of the Corporation when the cooperation is sought.

2.09	Income Tax

(1) Each payment made by the Corporation to the Indemnified Party pursuant to this Agreement will be made without setoff, counterclaim or reduction for, and free from and clear of, and without deduction for or because of, any and all present or future taxes imposed, levied, collected, assessed or withheld by or within any taxing jurisdiction, unless the Corporation is required by law or the interpretations thereof by any relevant governmental authority to make such withholding or deduction. If the Corporation does not pay, cause to be paid or remit payments due hereunder free from and clear of such taxes, then the Corporation will forthwith pay the Indemnified Party such additional amounts (the “Tax Indemnity Amounts”) as may be necessary in order that the net after taxes amount of every payment made to the Indemnified Party, after provision for payment of any taxes payable by the Corporation and/or the Indemnified Party (including any deduction or withholding of taxes imposed, levied, collected, assessed or withheld by or within any taxing jurisdiction on or with respect to Tax Indemnity Amounts and taxes on or in respect of the receipt of Tax Indemnity Amounts), will be equal to the amount that the Indemnified Party would have received had there been no such taxes.

(2) If, as a result of any payment by the Corporation pursuant this Agreement, the Indemnified Party is required to pay any taxes imposed, levied, collected, assessed or withheld by any taxing jurisdiction or if a governmental authority asserts the imposition of such taxes, then the Corporation will, upon demand by the Indemnified Party, indemnify the Indemnified Party for the imposition or payment of any such taxes, whether or not such taxes are correctly or legally asserted, and for any taxes on such indemnity payments, in each case, together with any interest, penalties and expenses in connection therewith. All such amounts will be payable by the Corporation on demand by the Indemnified Party.

ARTICLE 3 - PROCEDURES

3.01	Notice

(1) Promptly after the assertion, commencement or threat of commencement by any third party of any Proceeding against the Indemnified Party that results or may result in the incurrence by such Indemnified Party of any Liabilities for which such Indemnified Party would be entitled to indemnification, or in any demand by the Indemnified Party for Cost Advances, pursuant to this Agreement, the Indemnified Party will promptly notify the Corporation of the assertion, commencement or threatened commencement of such Proceeding. Such notice (a “Notice of Proceedings”) will also specify with reasonable detail (to the extent the information is reasonably available) the factual basis for the Proceeding, the amount claimed by the third party or, if such amount is not then determinable, a reasonable estimate of the likely amount of the claim by the third party. The failure to promptly provide such Notice of Proceeding will not relieve the Corporation of any obligation to indemnify the Indemnified Party or to make Cost Advances under this Agreement, except to the extent such failure prejudices the Corporation or any Related Entity. Thereupon, the Corporation will have the right, upon written notice (the “Defence Notice”) to the Indemnified Party within 20 Business Days after receipt by the Corporation of the Notice of Proceeding to conduct, at its own expense, the defence against the Proceeding in its own name or, if necessary, in the name of the Indemnified Party.

(2) The Defence Notice will specify the counsel the Corporation will appoint to defend such Proceeding (the “Defence Counsel”). The Indemnified Party will have the right to employ separate counsel in any Proceeding and to participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party and will not be included as part of any Costs or Liabilities incurred by the Indemnified Party for which the Indemnified Party will be entitled to claim from the Corporation unless: (i) the Corporation failed to give the Defence Notice within the prescribed period; (ii) the Indemnified Party has received a written opinion of counsel, reasonably acceptable to the Corporation, to the effect that the interests of the Indemnified Party and the Corporation with respect to the Proceeding are sufficiently adverse to prohibit the representation by the same counsel of both parties under applicable ethical rules; or (iii) the employment of such counsel at the expense of the Corporation has been specifically authorized by the Corporation. The party conducting the defence of any Proceeding will keep the other party apprised of all significant developments in relation thereto.

(3) The Indemnified Party and the Corporation will reasonably cooperate with each other and, if applicable, their respective counsel in the investigation related to, and defence of, any Proceeding and will make available to each other all relevant books, records, documents and files and will otherwise use reasonable efforts to assist each other’s counsel to conduct a proper and adequate defence.

(4) The Corporation may conduct any investigation it considers appropriate of any Proceeding of which it receives notice under Section 3.01(1), and will pay all costs of that investigation.

ARTICLE 4 - SETTLEMENT

4.01	Conduct of Settlements

(1) The Corporation will not, without the Indemnified Party’s prior written consent (such consent not to be unreasonably withheld or delayed), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding in respect of which indemnification or a Cost Advance has been sought hereunder unless such settlement, compromise, consent or termination (i) includes an unconditional release of the Indemnified

Party from any liabilities on claims that are the subject matter of such Proceeding, and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

(2) The Corporation will not be liable for any settlement of any Proceeding effected without its prior written consent, and the Indemnified Party will not, without the prior written consent of the Corporation settle, compromise, consent to the entry of any judgement in or otherwise seek to terminate any Proceeding. Notwithstanding the foregoing, the Indemnified Party will have the right to negotiate a settlement in respect of any Proceeding without the prior written consent of the Corporation, provided that (i) the Indemnified Party will pay any compensation, payment costs or other liabilities to be under such settlement and the costs of negotiating and implementing such settlement, and will not seek indemnity from the Corporation in respect of such compensation, payment, costs or other Liabilities and will repay any Cost Advances previously made by the Corporation in respect of such Proceeding, and (ii) the settlement may not include a statement as to, or in admission of, fault, culpability or a failure to act by or on behalf of the Corporation or any Related Entity.

ARTICLE 5 - DIRECTOR AND OFFICER LIABILITY INSURANCE

5.01	Liability Insurance

(1) Subject to Section 5.01(2), the Corporation will, to the extent permitted by law and with the approval of the Board of Directors, obtain and maintain Policies. Such Policies in respect of the directors and officers of the Corporation and of each Related Entity will include such customary terms and conditions and such limits as are then available to the Corporation on reasonable commercial terms, having regard to the historical and current market capitalization of the Corporation, the nature and size of the business and operations of the Corporation and its Subsidiaries from time to time. In all such Policies maintained by the Corporation, the Indemnified Party will be named as an insured and the Policies will provide coverage covering the Indemnified Party on terms no less favourable to the Indemnified Party than the coverage the Corporation has in place for any (most favourably insured) director or officer of the Corporation. Upon written request of the Indemnified Party, the Corporation will provide to the Indemnified Party full particulars of the Policies that have been obtained and any proposed replacement or renewal Policies.

(2) The Corporation will have no obligation to obtain or maintain Policies if the Corporation determines in good faith that: (i) such insurance is not reasonably available in the market-place; (ii) the premium cost for such insurance is prohibitively expensive, given the nature and size of the business and operations of the Corporation and its Subsidiaries; (iii) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit to the Indemnified Party; or (iv) the Indemnified Party is covered by similar insurance maintained by a Subsidiary of the Corporation.

(3) Upon receipt by the Corporation of a Notice of Proceeding, the Corporation will promptly give notice to the insurer(s) under the Policies maintained by it and comply with all procedures and guidelines of the insurer(s) to ensure coverage of the Indemnified Party under the Policies.

(4) If the Indemnified Party ceases to be a director or officer of the Corporation or a director or officer, or an individual acting in a similar capacity (including an individual holding a position equivalent to that of a director or officer), of a Related Entity for any reason, then the Corporation will continue to purchase and maintain Policies for the benefit of the Indemnified Party on terms at least as favourable as the Policies that the Corporation (i) purchased and maintained for the benefit of the Indemnified Party immediately before the Indemnified Party ceased to be a director or officer of the Corporation or a director or officer, or an individual acting in a similar capacity, of a Related Entity; and (ii) purchases and maintains for the benefit of the directors and officers of the Corporation after the Indemnified Party ceases to be a director or officer of the Corporation or a director or officer, or an individual acting in a similar capacity, of a Related Entity. The Corporation will maintain such Policies and renewal thereof for a minimum of six years following the Indemnified Party ceasing to be a director or officer of the Corporation or a director or officer, or an individual acting in a similar capacity (including an individual holding a position equivalent to that of a director or officer), of a Related Entity, as the case may be. Alternatively, the Corporation may, in its sole discretion, elect to purchase for the Indemnified Party a non-cancellable six year director and officer run-off policy that provides coverage for the Indemnified Party after the Indemnified Party ceases to be a director or officer of the Corporation or a director or officer, or an individual acting in a similar capacity (including an individual holding a position equivalent to that of a director or officer), of a Related Entity, in each case that is at least as favourable as the coverage described in clause (i) of this Section.

(5) If one or more of the Policies providing coverage on a ‘claims-made’ basis is cancelled or is not renewed, the Corporation will use commercially reasonable efforts to promptly purchase the maximum degree of extended reporting period coverage available under such Policies unless replacement director and officer liability insurance coverage has been obtained that covers the Indemnified Party and that does not contain a ‘retroactive date’ so as to deprive the Indemnified Party of coverage for wrongful acts alleged to have been committed prior to the inception date of such replacement insurance, unless the Corporation determines in good faith that: (i) such insurance is not reasonably available in the market-place; (ii) the premium cost for such insurance is prohibitively expensive, given the nature and size of the business and operations of the Corporation and its Subsidiaries; (iii) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit to the Indemnified Party; or (iv) the Indemnified Party is covered by similar insurance maintained by a Subsidiary of the Corporation.

(6) In the event the Corporation is unable to fund the purchase of extended insurance coverage by reason of its insolvency or bankruptcy, the Indemnified Party will be given reasonable notice regarding the Corporation’s inability to fund such purchase together with an identification of the additional premium that would be required to exercise the extended reporting period coverage option of the relevant Policies.

(7) In the event that a Proceeding is brought in which the Indemnified Party is named as party or in respect of which the Indemnified Party may be entitled to receive payments or benefits under any Policy maintained by the Corporation, the Corporation will promptly pay, if permitted by applicable law, the insurance deductible applicable under any Policies providing coverage to the Indemnified Party.

(8) During the period when the Indemnified Party serves as a director or officer or both of the Corporation or a director or officer or both, or an individual acting in a similar capacity, of a Related Entity, and for a period of six years thereafter, the Corporation will promptly notify the Indemnified Party if (i) any of the Policies lapses, is cancelled, as a result of insolvency or bankruptcy of the Corporation or any other person or otherwise, is not renewed or any provision thereof relating to the extent or nature of the coverage provided thereunder is amended, changed or modified in any material respect; or (ii) any insurer informs the Corporation that all or part of any Proceeding is not covered by any of the Policies.

(9) If the Corporation anticipates that (i) the Corporation may become insolvent or otherwise unable to pay its liabilities as they become due (an “Insolvency Situation”); or (ii) a change of control of the Corporation may occur in the future and that, as a result of such Insolvency Situation or change of control, the Indemnified Party may in the future not have the benefit of director and officer liability insurance, the Corporation may purchase and fund for the Indemnified Party a non-cancellable six year director and officer run-off policy that provides coverage for the Indemnified Party. Such run-off director and officer insurance coverage will be made effective upon the occurrence of a change of control or Insolvency Situation, as the case may be.

(10) The indemnity provided for in this Agreement is separate and independent of the Policies and is not in any way limited to the amount of insurance provided under such Policies.

ARTICLE 6 - GENERAL

6.01	Further Assurances

Each of the Corporation and the Indemnified Party will from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

6.02	Time of the Essence

Time is of the essence of this Agreement.

6.03	Benefit of the Agreement

This Agreement will enure to the benefit of and be binding upon the respective heirs, executors, administrators, other legal representatives, successors and permitted assigns of the parties hereto. In the event that the Corporation proposes to (i) amalgamate, consolidate with or merge or wind up into any other person and the Corporation will cease to exist as a legal entity or will not be the continuing or surviving corporation or entity of such amalgamation, consolidation, merger or winding up; or (ii) transfer or dispose of all or substantially all of its properties and assets to any person or persons (including a lease, licence, long term supply agreement or other arrangement having the same economic effect as a transfer or other disposition), then in each such case the Corporation will ensure that proper provision is made so that the obligations of the Corporation set forth in this Agreement will continue in full force, including providing for the assumption of the obligations under this Agreement by any corporation or other entity continuing following an amalgamation, merger, consolidation or winding-up of the Corporation with or into one or more other entities (pursuant to a statutory procedure or otherwise), or by the person or persons acquiring all or substantially all of the properties and assets of the Corporation, as the case may be, in each case without prejudice to the Indemnified Party by written agreement expressly assuming and agreeing to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no amalgamation, consolidation, merger, winding-up or transfer of properties and assets had taken place. In the event of (i) any acquisition (by way of take-over bid, share exchange, purchase of shares or otherwise, and whether in a single transaction or series of related transactions) by any person, or two or more persons acting “jointly or in concert” (within the meaning of that expression as used in applicable securities laws), of beneficial ownership of fifty percent or more of the outstanding voting or equity securities of the Corporation entitled to vote generally in the election of directors of the Corporation; or (ii) a plan of arrangement, amalgamation, merger, consolidation, recapitalization, liquidation, dissolution or other business combination or reorganization or similar corporate transaction, in each case where the Corporation does not cease to exist as a legal entity and is not a continuing or surviving corporation in such transaction, that results in the voting securities of the Corporation outstanding immediately prior to the consummation of such transaction no longer continuing to represent (either by remaining outstanding or by being converted into or exchanged for securities of another entity) at least fifty percent of the combined voting power of the voting securities of the Corporation outstanding immediately after consummation of such transaction, then in each such case the Corporation will ensure that proper provision will be made so that the obligations of the Corporation set forth in this Agreement will continue in full force, including providing that any entity that so acquires voting or equity securities of the Corporation, or any entity which is a surviving corporation or entity in any such arrangement, amalgamation, merger, consolidation, recapitalization, liquidation, dissolution, business combination or reorganization or other transaction, as the case may be, agrees to cause the Corporation to fulfil and honour in all respects all of its obligations under this Agreement and, to the extent necessary, make available to the Corporation, or any successor to the Corporation, any funding required in order for the Corporation, or such successor, to fulfil and honour all obligations under this Agreement in each case without prejudice to the Indemnified Party.

6.04	Amendments and Waivers

No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.

6.05	Assignment

This Agreement may be assigned by the Corporation without the consent of the Indemnified Party, provided that such transferee enters into a written agreement with the Indemnified Party to be bound by the provisions of this Agreement in all respects and to the same extent as the Corporation is bound and provided that the Corporation will continue to be bound by all the obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that such transferee fails to do so.

6.06	Notice

Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and will be given by personal delivery or by electronic means of communication addressed to the recipient as follows:

To the Corporation:

—

[Fax No.]:     —

Attention:     —

To the Indemnified Party:

—

[Fax No.]:     —

Attention:     —

or to such other street address, individual or electronic communication number or address as may be designated by notice given by either party to the other. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day.

6.07	Remedies Cumulative

The right and remedies of the parties hereunder are cumulative and are in addition to, and not in substitution for, any other rights and remedies available at law or in equity or otherwise. No single or partial exercise by a party of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which that party may be entitled.

6.08	Survival

The obligations of the Corporation under this Agreement will continue in full force after the Indemnified Party ceases to be a director or officer.

6.09	Independent Legal Advice

The Indemnified Party acknowledges that the Corporation has advised the Indemnified Party to obtain independent legal advice with respect to entering into this Agreement, and that the Indemnified Party has either obtained such independent legal advice or has independently determined that the Indemnified Party does not require such advice, and that the Indemnified Party acknowledges and agrees that the Indemnified Party fully understands the nature and effect of this Agreement and is entering into this Agreement with full knowledge of the contents hereof, of the Indemnified Party’s own free will and with full capacity to do so.

6.10	Resignation; Right to Continue to Serve

Nothing in this Agreement will prevent the Indemnified Party from resigning as a director or officer of the Corporation or any Related Entity or as an individual acting in a similar capacity, or holding a position equivalent to that of a director or officer, of any Related Entity, at any time nor will anything contained in this Agreement be construed as creating any right in favour of the Indemnified Party to continue as an officer or director of the Corporation.

6.11	Construction as Employment Agreement

Nothing contained in this Agreement will be construed as giving the Indemnified Party any right to be retained in the employ of the Corporation or any of its Subsidiaries.

6.12	Governing Law

This Agreement is governed by and will be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

6.13	Attornment

For the purpose of all legal proceedings this Agreement will be deemed to have been performed in the Province of British Columbia and the courts of the Province of British Columbia will have jurisdiction to entertain any action arising under this Agreement. The Corporation and the Indemnified Party each hereby attorns to the jurisdiction of the courts of the Province of British Columbia.

6.14	Other Rights and Remedies Unaffected

The indemnification and payment provided in this Agreement shall not derogate from or exclude and shall incorporate any other rights to which the Indemnified Party may be entitled under any provision of the Act or otherwise at law, the Articles or By-Laws of the Corporation, the constating documents of any Related Entity, any applicable policy of insurance, guarantee or third-party indemnity, any vote of shareholders of the Corporation, or otherwise, both as to matters arising out of his or her capacity as a director or officer of the Corporation, any Related Entity, or as to matters arising out of any other capacity in which the Indemnified Party may act for or on behalf of or be associated with the Corporation or the Related Entity.

6.15	Obligations Not Affected

The obligations and rights created under this Agreement will not be affected by any amendment to the Corporation’s Articles, By-Laws or other constating documents or any agreement or instrument to which the Indemnified Party is not a party, and will not diminish any other rights which the Indemnified Party now or in the future has against the Corporation or any other person.

6.16	Subrogation

In the event of payment under this Agreement, the Corporation will be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Party, who hereby agrees to execute all documents required and do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

6.17	Duration of Agreement

All obligations of the Corporation under this Agreement will continue during the period in which the Indemnified Party is a director or officer of the Corporation or a Related Entity or is serving at the request of the Corporation as a director or officer, or in a similar capacity (including an individual holding a position equivalent to that of director or officer), of a Related Entity and will continue thereafter so long as the Indemnified Party is subject to any Proceeding by reason of his or her former or current capacity at the Corporation or a Related Entity, as the case may be, whether or not he or she is acting in any such capacity at the time any Liability is incurred for which indemnification can be provided under this Agreement.

6.18	Counterparts

This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

6.19	Severability

If any provision of this Agreement is determined by any court of competent jurisdiction to be illegal or unenforceable, that provision will be severed from this Agreement and the remaining provisions will continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either of the parties.

6.20	Electronic Execution

Delivery of an executed signature page to this Agreement by any party by electronic transmission will be as effective as delivery of a manually executed copy of the Agreement by such party.

IN WITNESS WHEREOF the parties have executed this Agreement.

SIGNED, SEALED AND DELIVERED	)
in the presence of:	)
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Witness		Name of Indemnified Party: —

XENON PHARMACEUTICALS INC.

Per:
Name:
Title: